UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 8, 2008

CHINA DISCOVERY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-52679	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Cao Bao Rd., Building C, Suite 1302, Shanghai, China	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   650-521-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2008, Wing Yip resigned from his position as the Secretary of China Discovery Acquisition Corp. (the “Company”). His resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Yip remains on the Company Board of Directors.

Also on October 8, 2008, the Company’s Board of Directors appointed Vincent Shen Secretary of the Company. Mr. Shen, 44, has been a member of the Company’s board of directors since its inception. Mr. Shen has been the managing director of investment banking and the co-head of China investment banking at CLSA Equity Capital Market Limited, a private investment banking firm focused on the Asia-Pacific markets and majority owned by France’s Credit Agricole, since March 2006. From July 2005 to February 2006, Mr. Shen was managing director of New Faith Capital Limited, a private equity and merger and acquisition firm. From April 2004 to May 2005, Mr. Shen was a director and deputy head of China investment banking at Credit Suisse First Boston (Hong Kong) Limited. From April 2000 to March 2004, he was managing director of BOC International, a private investment banking firm. From April 1997 to December 1997, Mr. Shen was an Associate Director in Corporate Finance at BZW Asia Limited, which was renamed Barclays Capital, an investment banking firm. From 1994 to March 1997, Mr. Shen was a vice president in Corporate Finance at Peregrine Capital Limited, an investment banking firm. From January 1998 to March 2000, he was deputy general manager of the investment banking department of China International Capital Corporation, a private investment banking firm. Mr. Shen received a B.A. from the Beijing Foreign Languages Institute in 1984, a Master of International Law from Beijing University Law School in 1987 and an M.B.A. from Ecole Nationale d’ Administration in Paris in 1991.

Item 8.01    Other Events.

Given the fears of investors given the current instability in the markets, the Company wishes to advise investors about the current investment of the proceeds of its initial public offering which is currently being held in trust. As of October 8, 2008, the Company’s trust account was held in an account at State Street Bank and the funds from the trust account are currently invested in the Federated Treasury Obligations Money Market Fund. The Company is not under any obligation to provide, and does not anticipate providing, this type of information on a regular basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DISCOVERY ACQUISITION CORP.

Date: October 10, 2008	By:	/s/ Beatrice Hom
Name: Beatrice Hom
Title: Chief Operating Officer